Exhibit 99.1

Schrödinger Reports First Quarter 2022 Financial Results

Software Revenue of $33.1 Million, a 26 Percent Increase Over First Quarter of 2021; Total Revenue of $48.7 Million, up 51 Percent Over First Quarter of 2021

Company Maintains Full-Year 2022 Financial Outlook

Internal Pipeline Progressing, With IND Submission for SGR-1505, Schrödinger’s MALT1 Inhibitor, On-Track for First Half of 2022

New York, May 4, 2022 – Schrödinger, Inc. (Nasdaq: SDGR), whose physics-based software platform is transforming the way therapeutics and materials are discovered, today announced financial results for the first quarter of 2022.

“We began 2022 with a strong quarter, which included software revenue of $33.1 million, a 26 percent increase over the first quarter of 2021, driven primarily by continued adoption and scale up by existing customers,” said Ramy Farid, Ph.D., chief executive officer of Schrödinger. “We are also seeing continued progress across our collaborative and internal drug discovery pipeline, further demonstrating the impact of our platform. Last month, we presented preclinical data from our Wee1 program, which highlighted our opportunity to advance a potential best-in-class Wee1 inhibitor into the clinic. We are working rapidly to progress our three most advanced internal programs into clinical development and are on track to submit an investigational new drug application for our MALT1 inhibitor, SGR-1505, to the FDA in the first half of 2022.”

First Quarter 2022 Financial Highlights

	Three Months Ended
	March 31,
	2022	2021	% Change
	(in millions)
Total revenue	$48.7	$32.1	51%
Software revenue	33.1	26.3	26%
Drug discovery revenue	15.6	5.8	169%

Gross profit	$28.0	$16.2	73%
Software gross margin	77%	78%

Operating expenses	$56.6	$40.1	41%
Other income (expense)	$(5.8)	$23.5
Net loss	$(34.5)	$(0.5)

At March 31, 2022, Schrödinger had cash, cash equivalents, restricted cash and marketable securities of approximately $529 million, compared to approximately $579 million at December 31, 2021.

Strategic Objectives and Recent Business Highlights

In February 2022, Schrödinger laid out several strategic objectives for 2022-2023. Recent highlights include the following:

Internal Pipeline

●

Schrödinger is on track to submit an investigational new drug (IND) application to the U.S. Food and Drug Administration (FDA) for SGR-1505, its MALT1 inhibitor, in the first half of 2022. The company continues to plan to initiate a Phase 1 clinical study of SGR-1505 in patients with relapsed and resistant lymphoma in the second half of 2022. MALT1 is considered a potential therapeutic target for several non-Hodgkin’s B-cell lymphomas.

●

In April, Schrödinger presented new preclinical data from its Wee1 inhibitor program at the American Association of Cancer Research (AACR) Annual Meeting. These data underscore the therapeutic potential of Schrödinger’s Wee1 inhibitors for use as monotherapy and as part of combination therapy with other agents. Wee1 is emerging as a potentially important therapeutic target for a range of solid tumors, including ovarian and uterine cancer. Schrödinger continues to expect to select a Wee1 development candidate this year.

●

The company continues to advance its CDC7 development candidate through IND-enabling studies and expects to submit an IND to the FDA in early 2023. Targeting proteins such as CDC7 that play important roles in DNA replication and replication stress is gaining momentum as a new therapeutic approach based on the proliferative capacity of cancer cells to bypass DNA damage responses.

●	Schrödinger also continues to advance multiple undisclosed research programs in the areas of oncology and immunology.

Collaborative Programs

●

In March 2022, Morphic Therapeutic announced the initiation of a Phase 2a clinical study of MORF-057 in patients with moderate to severe ulcerative colitis. MORF-057 is a potent and selective, oral small molecule inhibitor of the α4β7 integrin being studied in patients with gastrointestinal disorders, initially targeting inflammatory bowel disease.

Materials Science

●

Today, Schrödinger announced that it recently entered into a three-year collaboration with Eonix LLC to accelerate the discovery and design of materials for safer, energy dense lithium ion batteries. As part of the agreement, Schrödinger received an equity stake in Eonix.

Underlying Science

●

During the first quarter, Schrödinger scientists continued to make scientific advances and were authors on 11 publications in peer-reviewed life sciences and materials science journals. Recent publications include reporting a novel extension to our neural network interaction potentials to more accurately model charge-charge interactions. Schrödinger anticipates that these improvements may enable more predictive modeling of polarization effects, reactivity, and polymorph stability, among a number of other endpoints of high importance to drug discovery and materials design.

2022 Financial Outlook

As of May 4, 2022, Schrödinger maintained the following expectations for the fiscal year ending December 31, 2022:

●	Total revenue expected to range from $161 million to $181 million, representing 17 percent to 31 percent growth over 2021
●	Total software revenue expected to range from $126 million to $136 million, representing 11 percent to 20 percent growth over 2021
●	Total drug discovery revenue expected to range from $35 million to $45 million, representing 42 to 82 percent growth over 2021
●	Operating expense growth is expected to be slightly lower than the 42 percent reported for the year ended December 31, 2021
●	Software gross margin percentage is expected to be in the mid-70s

For the second quarter of 2022, software revenue is expected to range from $28 to $30 million.

Webcast and Conference Call Information

Schrödinger will host a conference call to discuss its first quarter 2022 financial results on Wednesday, May 4, 2022, at 4:30 p.m. ET. To participate in the live call, please dial (833) 727-9520 (domestic) or +1 (830) 213-7697 (international) and refer to conference ID 7896009. The webcast can also be accessed under “News & Events” in the investors section of Schrödinger’s website, https://ir.schrodinger.com/news-and-events/event-calendar. The archived webcast will be available on Schrödinger’s website for approximately 90 days following the event.

About Schrödinger

Schrödinger is transforming the way therapeutics and materials are discovered. Schrödinger has pioneered a physics-based software platform that enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at lower cost compared to traditional methods. The software platform is used by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. Schrödinger’s multidisciplinary drug discovery team also leverages the software platform to advance collaborative programs and its own pipeline of novel therapeutics to address unmet medical needs.

Founded in 1990, Schrödinger has over 700 employees and is engaged with customers and collaborators in more than 70 countries. To learn more, visit www.schrodinger.com follow us on LinkedIn and Twitter, or visit our blog, Extrapolations.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those statements regarding our expectations about the speed and capacity of our computational platform, our financial outlook for the fiscal year ending December 31, 2022, and second quarter ending June 30, 2022, our progress towards achieving our key strategic goals, targets and objectives for the fiscal years ending December 31, 2022 and 2023, our plans to continue to invest in research and our strategic plans to accelerate the growth of our software business and advance our collaborative and internal drug discovery programs, our ability to improve and advance the science underlying our platform, the timing of potential IND submissions as well as initiation of clinical trials for our internal drug discovery programs, the potential of our MALT1 inhibitors to be used for the treatment of certain B-cell lymphomas, the therapeutic potential of our CDC7 inhibitors, the therapeutic potential of our Wee1 inhibitors, as well as our expectations related to the use of our cash, cash equivalents and marketable securities. Statements including words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond our control, including the demand for our software solutions, our ability to further develop our computational platform, our reliance upon third-party providers of cloud-based infrastructure to host our software solutions, our reliance upon our third-party drug discovery collaborators, the uncertainties inherent in drug development and commercialization, such as the conduct of research activities and the timing of and our ability to initiate and complete preclinical studies and clinical trials, whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials, uncertainties associated with the regulatory review of IND submissions, clinical trials and applications for marketing approvals, the ability to retain and hire key personnel and the direct and indirect impacts of the ongoing COVID-19 pandemic on our business and other risks detailed under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Securities and Exchange Commission on May 4, 2022, as well as future filings and reports by us. Any forward-looking statements contained in this press release speak only as of the date hereof. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Contacts:

Jaren Irene Madden (Investors)

Schrödinger, Inc.

jaren.madden@schrodinger.com

617-286-6264

Tracy Lessor (Media)

Schrödinger, Inc.

tracy.lessor@schrodinger.com

617-519-9827

Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except for share and per share amounts)
	Three Months Ended March 31,
	2022	2021
Revenues:
Software products and services	$33,081	$26,340
Drug discovery	15,582	5,787
Total revenues	48,663	32,127
Cost of revenues:
Software products and services	7,511	5,906
Drug discovery	13,169	10,057
Total cost of revenues	20,680	15,963
Gross profit	27,983	16,164
Operating expenses:
Research and development	27,822	21,448
Sales and marketing	6,671	5,239
General and administrative	22,133	13,389
Total operating expenses	56,626	40,076
Loss from operations	(28,643)	(23,912)
Other (expense) income:
Loss on equity investments	—	(1,781)
Change in fair value	(6,164)	24,824
Interest income	328	420
Total other (expense) income	(5,836)	23,463
Loss before income taxes	(34,479)	(449)
Income tax (benefit) expense	(28)	74
Net loss	(34,451)	(523)
Net loss attributable to noncontrolling interest	(11)	(494)
Net loss attributable to Schrödinger common and limited common stockholders	$(34,440)	$(29)
Net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	$(0.48)	$(0.00)
Weighted average shares used to compute net loss per share attributable to Schrödinger common and limited common stockholders, basic and diluted:	71,050,432	70,071,625

Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except for share and per share amounts)

Assets	March 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$117,257	$120,267
Restricted cash	3,500	3,000
Marketable securities	408,275	456,212
Accounts receivable, net of allowance for doubtful accounts of $127 and $108	29,321	31,744
Unbilled and other receivables, net for allowance for unbilled receivables of $40 and $30	16,273	8,807
Prepaid expenses	11,542	5,030
Total current assets	586,168	625,060
Property and equipment, net	11,120	10,025
Equity investments	37,002	43,167
Goodwill	4,791	—
Intangible assets, net	986	—
Right of use assets	78,136	75,384
Other assets	1,334	2,851
Total assets	$719,537	$756,487
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,766	$8,079
Accrued payroll, taxes, and benefits	10,951	18,405
Deferred revenue	53,771	55,368
Lease liabilities	4,151	2,042
Other accrued liabilities	6,893	7,317
Total current liabilities	85,532	91,211
Deferred revenue, long-term	24,582	30,064
Lease liabilities, long-term	77,353	77,827
Other liabilities, long-term	1,400	300
Total liabilities	188,867	199,402
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 10,000,000 shares; zero shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value. Authorized 500,000,000 shares; 61,972,400 and 61,834,515 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	620	618
Limited common stock, $0.01 par value. Authorized 100,000,000 shares; 9,164,193 shares issued and outstanding at March 31, 2022 and December 31, 2021	92	92
Additional paid-in capital	797,004	786,964
Accumulated deficit	(264,392)	(229,952)
Accumulated other comprehensive loss	(2,657)	(651)
Total stockholders’ equity of Schrödinger stockholders	530,667	557,071
Noncontrolling interest	3	14
Total stockholders’ equity	530,670	557,085
Total liabilities and stockholders’ equity	$719,537	$756,487

Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(34,451)	$(523)
Adjustments to reconcile net loss to net cash used in
operating activities:
Loss on equity investments	—	1,781
Noncash revenue from equity investments	—	(5)
Fair value adjustments	6,164	(24,824)
Depreciation and amortization	969	887
Stock-based compensation	9,134	4,366
Noncash research and development expenses	—	498
Noncash investment amortization	1,504	1,955
(Gain) loss on disposal of property and equipment	(4)	19
Decrease (increase) in assets, net of acquisition:
Accounts receivable, net	2,935	20,153
Unbilled and other receivables	(7,390)	(3,065)
Reduction in the carrying amount of right of use assets	1,221	1,264
Prepaid expenses and other assets	(7,725)	(3,549)
Increase (decrease) in liabilities, net of acquisition:
Accounts payable	1,328	(1,230)
Accrued payroll, taxes, and benefits	(7,454)	(1,655)
Deferred revenue	(7,079)	(8,447)
Lease liabilities	489	(1,352)
Other accrued liabilities	637	2,806
Net cash used in operating activities	(39,722)	(10,921)
Cash flows from investing activities:
Purchases of property and equipment	(1,696)	(513)
Distribution from equity investment	—	40
Proceeds from sale of equity investments	—	15,735
Acquisition, net of acquired cash	(6,427)	—
Purchases of marketable securities	(55,068)	(143,671)
Proceeds from maturity of marketable securities	99,495	66,500
Net cash provided by (used in) investing activities	36,304	(61,909)
Cash flows from financing activities:
Issuances of common stock upon stock option exercises	908	3,656
Net cash provided by financing activities	908	3,656
Net decrease in cash and cash equivalents and restricted cash	(2,510)	(69,174)
Cash and cash equivalents and restricted cash, beginning of period	123,267	202,796
Cash and cash equivalents and restricted cash, end of period	$120,757	$133,622

Supplemental disclosure of cash flow and noncash information
Cash paid for income taxes	$37	$119
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable	317	52
Purchases of property and equipment in accrued liabilities	343	—
Acquisition of right of use assets, contingency resolution	1,513	—
Acquisition of right of use assets	1,146	—
Acquisition of lease liabilities	1,146	—